UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Independent Proxy Advisory Firms, ISS and Glass Lewis, Recommend Gran Tierra Energy Inc. Shareholders Vote FOR All Proposed Items at the Upcoming Annual General Meeting of Stockholders

CALGARY, ALBERTA, April 25, 2023, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) announces that the Company will release its 2023 first quarter financial and operating results on Tuesday May 2, 2023, post-market. Gran Tierra will host its first quarter 2023 results conference call on Wednesday, May 3, 2023, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Gran Tierra also provides the following information regarding the Company’s Annual Meeting of Stockholders.

Gran Tierra’s 2023 Annual Meeting of Stockholders will be held on Wednesday, May 3, 2023, at 10:00 a.m. Mountain Time, 12:00 p.m. Eastern Time. Our Annual Meeting will be held as a virtual-only stockholder meeting with participation occurring electronically as explained further in the Proxy Statement dated March 24, 2023.

The Board of Directors of Gran Tierra recommends that Shareholders vote in favor of all the proposed items.

At the Annual Meeting, shareholders will be asked to elect the nine director nominees to serve on the board of directors, ratify the appointment of the Company’s auditors for 2023, approve on an advisory basis executive compensation, and to approve an amendment to the Company’s Certificate of Incorporation to effect a reserve stock split of Common Stock at a reverse stock split ratio of 1-for-10.

Independent Third-Party Proxy Advisor Recommendations

Two leading independent, third-party proxy advisory firms, Institutional Shareholder Services ("ISS") and Glass Lewis & Co. ("Glass Lewis") have both recommended that shareholders vote FOR all the proposed resolutions.

ISS has approximately 3,400 clients including many of the world's leading institutional investors who rely on ISS' objective and impartial analysis to make important voting decisions. Glass Lewis covers 30,000 shareholder meetings each year, across approximately 100 global markets. Their customers include the majority of the world's largest pension plans, mutual funds, and asset managers who collectively manage over $40 trillion in assets.

How to Participate in the Virtual Annual Meeting

Shareholders can participate electronically at https://web.lumiagm.com/251955864. We recommend that you log in 15 minutes before the Annual Meeting starts. If you are a registered stockholder, to attend the Annual Meeting and vote your shares electronically and submit questions during the meeting, you will need the control number included on the Notice of Internet Availability of Proxy Materials or proxy card that accompanied your proxy materials. If you are the beneficial owner of shares held in “street name” and wish to attend the meeting, insert your name in the blank space included in the proxy form provided by your broker or other agent and submit such proxy form to your broker or other agent prior to the voting deadline to vote your shares and submit questions during the meeting. In addition, you must also register your appointment (of your broker or other agent) by emailing appointee@odysseytrust.com no later than the voting deadline and provide Odyssey with your name, email, number of shares appointed and name of broker or other agent where shares are held, so that Odyssey may email the appointee their control number. Guests may also view the event at https://web.lumiagm.com/251955864 by registering as a guest.

Full details on how to vote, change or revoke a vote, appoint a proxyholder, attend the virtual Annual Meeting, ask questions and other general proxy matters are available in the Proxy Statement available on the Company's website at https://www.grantierra.com/investor-relations/2023-annual-meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

How to Participate in the Conference Call

Interested parties may register for the conference call by clicking on this link. Please note that there is no longer a general dial-in number to participate, and each individual party must register through the provided link. Once parties have registered, they will be provided a unique PIN and call-in details. There is also a new feature that allows parties to elect to be called back through the “Call Me” function on the platform.

Interested parties can also continue to access the live webcast from their mobile or desktop devices by clicking on this link, which is also available on Gran Tierra's website at www.grantierra.com. An audio replay of the conference call will be available at the same webcast link two hours following the call and will be available until May 3, 2024.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the Annual Meeting of Stockholders of the Company scheduled to be held on May 3, 2023, to vote to effect a reserve stock split of Common Stock at a reverse stock split ratio of 1-for-10, elect the nine director nominees to serve on the board of directors, ratify the appointment of the Company’s auditors for 2023, as well as approve, on an advisory basis, executive compensation. This communication does not constitute a solicitation of any vote or approval of the proposals to be voted on at the Annual Meeting. In connection with the Annual Meeting, the Company filed with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the business to be conducted at the Annual Meeting. The Company may also file other documents with the SEC regarding the business to be conducted at the Annual Meeting. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO (WHEN AVAILABLE) IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING.

Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the business to be conducted at the Annual Meeting. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers in the definitive proxy statement filed in connection with the Annual Meeting, which may be obtained free of charge from the sources indicated above. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company's website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com